UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2025
Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza
Suite 401	07424
Woodland Park, NJ
(Address of principal executive offices)	(Zip Code)
(973) 771-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On June 26, 2025, Anterix Inc. (the “Company”) notified Grant Thornton LLP (“Grant Thornton”) that it was dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss Grant Thornton was approved by the Company’s Audit Committee of the Board of Directors.

The audit reports of Grant Thornton for the Company’s consolidated financial statements for each of the two most recent fiscal years ended March 31, 2025 and March 31, 2024 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended March 31, 2025 and March 31, 2024 (and through the interim period of June 26, 2025), there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreement(s), if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s fiscal years ended March 31, 2025 and March 31, 2024, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. A copy of the letter from Grant Thornton addressed to the SEC dated June 30, 2025 is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On June 25, 2025, the Company’s Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending March 31, 2026, effective immediately, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.

During the Company’s two most recent fiscal years ended March 31, 2025 and March 31, 2024, neither the Company, nor anyone acting on its behalf, consulted with Deloitte on: (i) any matter regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP to the Securities and Exchange Commission dated June 30, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: June 30, 2025	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary